Exhibit 99.1

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES SECOND QUARTER 2006 RESULTS

Revenue, Adjusted-EBITDA & Diluted Net Income per Common Share Exceed Guidance

Company Raises 2006 Guidance

Westlake Village, CA – August 1, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the second quarter ended June 30, 2006. Revenue, adjusted-EBITDA1, and diluted net income per common share for the quarter exceeded previously issued guidance and included record levels of revenue and adjusted-EBITDA. Based on its second quarter performance and outlook, ValueClick also raised its guidance for fiscal year 2006.

“ValueClick’s scale and leadership in key performance-based online marketing services generated another successful quarter of growth and profitability, including 35 percent year-over-year organic revenue growth,” said James Zarley, chairman and chief executive officer of ValueClick. “Our increased 2006 guidance and the year-to-date repurchase of close to seven percent of the Company’s total shares outstanding illustrate our confidence in ValueClick’s competitive position and growth opportunity.”

Revenue for the second quarter of 2006 was a record $130.0 million, $10 million above the Company’s previously issued guidance range of $118-$120 million and an increase of $75.4 million, or 138 percent, from $54.6 million for the second quarter of 2005. Second quarter 2006 results include a full quarter of operations from: E-Babylon and Webclients, both acquired in June 2005; and Fastclick, acquired in September 2005. Second quarter 2005 results include one month of operations from E-Babylon.

Income before income taxes for the second quarter of 2006 was a record $27.2 million, compared to $12.1 million for the second quarter of 2005. Second quarter 2006 income before income taxes includes $3.2 million of stock-based compensation expense, due primarily to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) 123R on January 1, 2006, compared to $45,000 for the second quarter of 2005. Second quarter 2006 income before income taxes also includes net proceeds of $1.9 million related to a favorable legal settlement.

Adjusted-EBITDA for the second quarter of 2006 was a record $36.0 million, above the Company’s previously issued guidance range of $29-$31 million and an increase of $22.3 million, or 163 percent, from $13.7 million for the second quarter of 2005.

Net income for the second quarter of 2006 was $14.4 million, or $0.14 per diluted common share, compared to $6.8 million, or $0.08 per diluted common share, for the second quarter of 2005. Second quarter 2006 net income includes $2.3 million of stock-based compensation expense, net of tax, largely due to the Company’s adoption of SFAS 123R. This stock-based compensation expense reduced second quarter 2006 diluted net income per common share by $0.02.

The consolidated balance sheet as of June 30, 2006 includes $188 million in cash, cash equivalents and marketable securities, $568 million in total stockholders’ equity and no long-term debt. During the second quarter, ValueClick repurchased 5.9 million shares of the Company’s outstanding common stock for $88.4 million. Year-to-date through July 31, 2006, the Company has repurchased 6.9 million shares of its outstanding common stock for $103.4 million.

1 Adjusted-EBITDA is defined as GAAP (Generally Accepted Accounting Principles) net income before interest, income taxes, depreciation, amortization, and stock-based compensation. Please see the attached schedule for a reconciliation of GAAP net income to adjusted-EBITDA, and a discussion of why the Company believes adjusted-EBITDA is a useful financial measure to investors and how Company management uses this financial measure.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. Actual stock-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in option valuation and other factors.

Based on its second quarter results and outlook for 2006, ValueClick is raising its fiscal year 2006 guidance ranges, issued previously on May 8, 2006:

Fiscal Year 2006	Previous Guidance	Updated Guidance
Revenue	$495-$505 million	$519-$529 million
Adjusted-EBITDA	$128-$131 million	$133-$137 million
Diluted net income per common share	$0.46-$0.48	$0.48-$0.54

ValueClick’s full year 2006 guidance for diluted net income per common share includes a deduction in the range of $0.09 to $0.10 per share for stock-based compensation expense.

Additionally, ValueClick is announcing guidance for the third quarter of 2006:

Third Quarter 2006	Guidance
Revenue	$133-$135 million
Adjusted-EBITDA	$33-$35 million
Diluted net income per common share	$0.14

Third quarter 2006 diluted net income per common share has been reduced by $0.02 per share for stock-based compensation expense, and third quarter and full year 2006 diluted net income per common share guidance assumes an effective tax rate of 46.4 percent.

Conference Call Today
James Zarley, chairman and chief executive officer, and Sam Paisley, chief administrative officer, will present an overview of the results and other factors affecting financial performance for the second quarter during a webcast on August 1, 2006 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 6522400.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients acquisitions, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and an amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A; other current reports on Form 8-K; its amended registration statement on Form S-4 filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2006	2005

Revenue	$130,028	$54,572
Cost of revenue	42,126	13,768

Gross profit	87,902	40,804
Operating expenses:
Sales and marketing (Note 2)	37,641	15,064
General and administrative (Note 2)	11,377	8,700
Technology (Note 2)	8,267	4,686
Amortization of intangible assets	5,450	1,448
Restructuring expense, net	—	206

Total operating expenses	62,735	30,104

Income from operations	25,167	10,700
Interest income, net	2,005	1,420

Income before income taxes	27,172	12,120
Income tax expense	12,728	5,353

Net income	$14,444	$6,767

Basic net income per common share	$0.14	$0.08

Weighted-average shares used to compute basic net income per common share	101,265	82,641

Diluted net income per common share	$0.14	$0.08

Weighted-average shares used to compute diluted net income per common share	103,459	84,930

Note 1 – The condensed consolidated statements of operations include the results of E-Babylon, Webclients and Fastclick from the beginning of the accounting period nearest to their acquisition consummation dates (June 13, 2005, June 24, 2005 and September 29, 2005, respectively). Had these transactions been completed as of January 1, 2005, on an unaudited pro-forma basis, revenue would have been $96.1 million and net income would have been $8.0 million, or $0.08 per diluted common share, for the three-month period ended June 30, 2005. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2005, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows (the increase in 2006 compared to 2005 is primarily due to the adoption of SFAS 123R):

	Three-month Period
	Ended June 30,
	(Unaudited)
	2006	2005
Sales and marketing	$1,173	$20
General and administrative	1,397	17
Technology	626	8

Total stock-based compensation expense	$3,196	$45

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six-month Period
	Ended June 30,
	(Unaudited)
	(Note 1)
	2006	2005

Revenue	$247,315	$105,986
Cost of revenue	81,363	27,073

Gross profit	165,952	78,913
Operating expenses:
Sales and marketing (Note 2)	69,015	26,412
General and administrative (Note 2)	28,208	17,253
Technology (Note 2)	16,313	9,101
Amortization of intangible assets	11,105	2,685
Restructuring expense, net	—	4

Total operating expenses	124,641	55,455

Income from operations	41,311	23,458
Interest income, net	3,923	2,780

Income before income taxes	45,234	26,238
Income tax expense	21,001	10,788

Net income	$24,233	$15,450

Basic net income per common share	$0.24	$0.19

Weighted-average shares used to compute basic net income per common share	101,643	82,471

Diluted net income per common share	$0.23	$0.18

Weighted-average shares used to compute diluted net income per common share	104,120	85,091

Note 1 – The condensed consolidated statements of operations include the results of E-Babylon, Webclients and Fastclick from the beginning of the accounting period nearest to their acquisition consummation dates (June 13, 2005, June 24, 2005 and September 29, 2005, respectively). Had these transactions been completed as of January 1, 2005, on an unaudited pro-forma basis, revenue would have been $190.0 million and net income would have been $16.3 million, or $0.16 per diluted common share, for the six-month period ended June 30, 2005. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2005, and are not necessarily indicative of future results.

Note 2 – Includes stock-based compensation expense as follows (the increase in 2006 compared to 2005 is primarily due to the adoption of SFAS 123R):

	Six-month Period
	Ended June 30,
	(Unaudited)
	2006	2005
Sales and marketing	$2,449	$45
General and administrative	2,763	34
Technology	1,304	20

Total stock-based compensation expense	$6,516	$99

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,
	2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,398	$46,875
Marketable securities, at fair value	139,169	193,908
Accounts receivable, net	93,552	74,636
Other current assets	14,555	11,324

Total current assets	295,674	326,743
Property and equipment, net	17,579	17,509
Goodwill	273,195	273,215
Intangible assets, net	91,360	102,245
Other assets	1,480	1,149

TOTAL ASSETS	$679,288	$720,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	65,367	66,946
Non-current liabilities	45,802	35,372

Total liabilities	111,169	102,318
Total stockholders’ equity	568,119	618,543

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$679,288	$720,861

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended June 30,
	(Unaudited)
	2006	2005
Net Income	$14,444	$6,767
Less interest income, net	(2,005)	(1,420)
Plus provision for income taxes	12,728	5,353
Plus amortization of intangible assets	5,450	1,448
Plus depreciation and leasehold amortization	2,220	1,528
Plus stock-based compensation	3,196	45

Adjusted-EBITDA	$36,033	$13,721

	Six-month Period
	Ended June 30,
	(Unaudited)
	2006	2005
Net Income	$24,233	$15,450
Less interest income, net	(3,923)	(2,780)
Plus provision for income taxes	21,001	10,788
Plus amortization of intangible assets	11,105	2,685
Plus depreciation and leasehold amortization	4,469	3,063
Plus stock-based compensation	6,516	99

Adjusted-EBITDA	$63,401	$29,305

Note 1 – “Adjusted-EBITDA” (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation) included in this press release is a non-GAAP financial measure.

Adjusted-EBITDA, as defined above, may not be similar to adjusted-EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted-EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, income from interest on the Company’s cash and marketable securities, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company’s business operations. Management uses adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted-EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of overall performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.